Exhibit 99.1

MIVA, Inc.	Press Release
MIVA Contact
Alex Vlasto
alex.vlasto@miva.com
(212) 796 5357

MIVA, Inc. to Announce Fourth Quarter and Full Year 2008 Results on

March 31, 2009

NEW YORK, NY — March 24, 2009 — MIVA, Inc. (NASDAQ: MIVA), today announced it will release its fourth quarter and full year 2008 financial results on Tuesday, March 31, 2009, after the market close.

Management will participate in a conference call to discuss the full results on Tuesday, March 31, 2009, at approximately 5:00 p.m. ET. The conference call will be simulcast on the Internet at http://ir.mivainc.com/events.cfm.

A replay of the conference call will be available on the investor relations area of MIVA Inc.’s website at http://ir.mivainc.com/events.cfm. Interested parties may email questions in advance to Alex Vlasto of MIVA, Inc. alex.vlasto@miva.com.

About MIVA, Inc.

MIVA, Inc. (NASDAQ:MIVA) is an Internet company that owns and operates the ALOT product portfolio. ALOT’s products are designed to ‘Make the Internet Easy’ by enhancing the way consumers engage with content online. The company’s millions of active users utilize ALOT to discover ‘best-of-the-web’ third party content, display that content through customizable toolbar, homepage and desktop products and deliver high value search traffic to MIVA, Inc for in-house and third-party monetization.

Forward-looking Statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “anticipate”, “plan,” “will,” “intend,” “believe” or “expect’“ or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including (1) our ability to successfully execute upon our corporate strategies, (2) our ability to develop and successfully market new products and services, and (3) the potential acceptance of new products in the market. Additional key risks are described in MIVA’s reports filed with the U.S. Securities and Exchange Commission, including the Form 10-K for fiscal 2007 and our most recently filed Form 10-Q.